EX-99.B9-mhavapp

                                                   [ Division Office Stamp]
Waddell & Reed, Inc.                    Mutual Funds
P.O. Box 29217                          Net Asset Value (NAV)
Shawnee Mission, Kansas 66201-9217      APPLICATION

I (We) make application for an account to be established as follows:
[] A NAV account to be established.
[] A new Fund to be added to an existing NAV account.
[] An existing non-NAV account to be converted to a NAV account.

Check applicable block:
[] Home Office Personnel
[] Field Personnel
[] 401(k) Plan with 100 or more eligible employees
________________________________________________________________________________
REGISTRATION TYPE (one only)   * SEE REVERSE SIDE FOR ELIGIBLE PURCHASERS*
________________________________________________________________________________
NON RETIREMENT PLAN
[] Single Name  [] Joint Tenants W/Right of Survivorship [] Declaration of
                                                            Trusts Revocable
[] Uniform Gifts (Transfers) To Minors [] Other: ______     (Attach CUF022)
________________________________________________________________________________
RETIREMENT PLAN
[] Individual IRA                          [] 401(k) Unallocated account
[] Spousal IRA                             [] 401(k) Participant
[] Rollover (Qual. plan lump sum distr.)   [] Keogh Participant* (Profit Sharing
[] Simplified Pension Plan (SEP/SPP)*                             Plan)
   *(If new plan attach Adoption           [] Keogh Participant* (Money Purchase
     Agreement from MRP1166)                                      Plan
                                              *(If new plan attach Adoption
                                                Agreement from MRP1182)
[] TSA or [] 457 Plan      Employer's Name _____________________________________
                                             (Do Not Abbreviate)
(If billing is required,   -----------------------------------------------------
attach form #CSF1417)      Street               City           State       Zip
[] If Tri-Vest, enter Partnership name _____________________________ amt $______
________________________________________________________________________________
REGISTRATION []NEW ACCOUNT or []NEW FUND FOR EXISTING ACCOUNT: [][][][][][][]-[]
                                (Must have same ownership)     Date of Birth
________________________________________________________________________________
Individual Name (exactly as desired) If spousal IRA, name of working spouse; if Keogh or 401(k), name of Plan/Trustee/Custodian.
______________________
Month     Day     Year
________________________________________________________________________________
Joint Name (if any, exactly as desired) If spousal IRA, name of non-working spouse; if Keogh or 401(k) Participant, enter name.
______________________    ______________
Month     Day     Year    Relationship
________________________________________________________________________________
Mailing Address
_______________  ______________  ____________  _____/__________-________________
City                  State           Zip           Telephone

Social Security #:[][][]-[][]-[][][][] or Taxpayer Identification #:
                                                      [][]-[][][][][][][]
________________________________________________________________________________
BENEFICIARY: For Retirement Plan Accounts Only. (not for use with 401(k) Plans)
Full Name of Beneficiary   Tax Identification Number   Relationship      Percent
________________________   _________________________   ____________      ______%
________________________________________________________________________________
INVESTMENTS: Make check payable to Waddell & Reed
                              FUND CODES
101 - W&R Total Return
102 - W&R Growth
103 - W&R Limited-Term Bond
104 - W&R Municipal Bond
      (not available for retirement plans)
105 - W&R International Growth
106 - W&R Asset Strategy

621 - Income
622 - Science & Technology
623 - Accumulative
624 - Bond
625 - International Growth
626 - Gold and Government

627 - Continental Income
628 - High Income
629 - Vanguard
630 - New Concepts
634 - High Income II
680 - Retirement Shares

684 - Asset Strategy
750 - Cash Management
753 - Government Securities
760 - Municipal Bond (not available for Retirement Plans)
762 - Municipal High Income (not available for Retirement Plans)
____ - Other


________________________________________________________________________________
                                         OPEN ACCOUNT
                                        -----If Retirement Plan-----
FUND                Amount                Yr.         Deductible or
(enter code)        Enclosed            of Contr.     Non-Deductible
[][][]              $______________     19________       __________
[][][]              $______________     19________       __________
[][][]              $______________     19________       __________
[][][]              $______________     19________       __________
[][][]              $______________     19________       __________
Total               $______________


                              Monthly             Div./C.G. Distr**
  TOP From                      AIS*               (Assumes RR)
Another Carrier               (if any)            RR    CC    CR
     []                       $______________     []    []    []
     []                       $______________     []    []    []
     []                       $______________     []    []    []
     []                       $______________     []    []    []
     []                       $______________     []    []    []
                              $______________

Existing Accounts
To Be Converted
    To NAV
[][][][][][][][]
[][][][][][][][]
[][][][][][][][]
[][][][][][][][]
[][][][][][][][]
________________________________________________________________________________
*Attach AIS Authorization Form #CUP0714 **Attach Payroll Deduction Authorization (PFM743) **RR=Reinvest Div/Cap Gain CC=Cash Div/Cap Gain CR=Cash Div/Reinvest Cap Gain

NAV application must be approved and signed by Division Manager or Regional Vice President for field personnel and 401(k) plans or Supervisor for Home Office personnel. Refer to the reverse side for more details.


CHECK SERVICE (Not available for retirement plans)
Send information to establish redemption checking account for: [] United
Government Securities   [] United Cash Management
_______________________________________________________________________________
EXPEDITED REDEMPTION: For United Cash Management Only. (Not available for retirement plans)
Complete items below:
_________________________________________________________
Name and Address of Bank/Broker/Savings & Loan
_________________________________________________________
Street
_________________________________________________________
City                            State         Zip
_________________________________________________________
Account Number

If account is with a Broker or Savings and Loan, provide:
_________________________________________________________
Name of Its Commercial Bank
_________________________________________________________
Street
_________________________________________________________
City                           State          Zip
_________________________________________________________
Its Account # with Its Commercial Bank
One United Cash Management Accounts where expedited redemption is requested, Waddell & Reed, Inc. is authorized to honor telephonic, telegraphic or written requests from anyone for redemption of all or any fund shares so long as the proceeds are transmitted to the identified account.
_______________________________________________________________________________
ELIGIBLE PURCHASERS
A. EMPLOYEE - Any employee (including retired employees) of Waddell & Reed or its affiliated companies. A retired employee is an individual separated from service from Waddell & Reed or affiliated companies with a vested interest in any Employee Benefit Plan sponsored by Waddell & Reed or its affiliated companies.
B. SALES REPRESENTATIVE - Any sales representative who is licensed to sell the products and/or services of Waddell & Reed or a retired Sales Representative. A retired sales representative is defined as any sales representative who was at the time of separation from service from Waddell & Reed a Senior Account Representative.
C. QUALIFYING FAMILY MEMBERS - Spouses, children, parents (no age limit) of employees and their spouses and sales representatives as defined above.
D. RETIREMENT PLANS - Any Retirement Plan sponsored by Waddell & Reed, Inc. established for the benefit of an employee, sales representative or qualifying family member, as defined above.
E. TRUSTS - Trusts, under which the grantor and the trustee or a co-trustee are each an employee, sales representative or qualifying family member.
F. CUSTODIANS - A custodian pursuant to a Uniform Gifts (or Transfers) to Minors Act purchasing for the child of an employee or sales representative. (The Custodian need not be an Eligible Purchaser.)
G. 401(k) PLANS - Any Cash or Deferred Arrangement established pursuant to Internal Revenue Code Section 401(k) which has 100 or more eligible employees.
TERMS AND CONDITIONS
A. NO TRANSFER OF OWNERSHIP - Shares purchased hereunder at net asset value shall not be transferable on the books of the Fund to other than an Eligible Purchaser except upon death of the registered shareholder(s). However, assignments to lending institutions to secure loans are permitted except where otherwise prohibited.
B. JOINT TENANCY - All registered shareholders in a joint tenancy account must be Eligible Purchasers.
C. CHANGES IN REGISTRATION - A change in registration of shares purchases at net asset value will be permitted provided the new registration maintains owner-ship by an Eligible Purchaser.
D. ISSUANCE OF SHARE CERTIFICATES - A share certificate will not be issued, unless required in connection with a loan.
E. REDEMPTION OF SHARES - Shares may be redeemed as provided in the prospectus of the respective Fund.
F. PURCHASES - A minimum initial purchase of $500 is usually required for all Funds. The minimum repeat purchase is $25, except for United Cash Manage-ment which has no minimum.
G. GENERAL -
   1. Purchases of Investment Programs are not included in net asset value purchases.
   2. Shares purchases at net asset value will not be added to existing sales load accounts. New accounts will be established.
   3. If shares held in a non-NAV account are converted/transferred into a NAV account, the same terms and conditions that apply to NAV shares will also apply to the converted/transferred shares.
________________________________________________________________________________
TERMINATION
A. The right to purchase shares at net asset value may be terminated by Waddell & Reed, Inc. at anytime without notice.
________________________________________________________________________________
ACKNOWLEDGEMENT
* I (we) have received a copy of the current prospectus(es) of the Funds selected.
* If purchasing an IRA, I (we) certify that I (we) have read the Retirement Plan and Custody Agreement and agree to the terms and conditions set forth therein, and do hereby establish the Individual Retirement Plan.
* In the case of a 401(k) plan, I (we) certify that more than 100 employees are currently eligible to participate.
* Under penalties of perjury, I certify that the social security number or other taxpayer identification number shown on reverse side is correct (or I am wait-ing for a number to be issued to me) and (strike the following if not true) that I am not subject to backup withholding because (a) I am exempt fro backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest and dividends, or (c) the IRS has notified me that I am no longer subject to back-up withholding.



An approved application must be submitted for each initial purchase, each new Fund, and each conversion to NAV. Full payment must accompany the application. No order will be accepted by wire nor by written request except on the approved application. MAIL THIS APPLICATION FOR ANY INITIAL PURCHASE, NEW FUND, AND CONVERSION TO NAV TO THE HOME OFFICE CUSTOMER SERVICE DIVISION. REPEAT PURCHASES IN AN EXISTING FUND ACCOUNT SHOULD BE MAILED TO THE HOME OFFICE CUSTOMER SERVICE DIVISION ACCOMPANIED BY THE TEAR-OFF PORTION OF A CONFIRMATION.

I am eligible to purchase shares at net asset value. I have read all the terms and conditions stated above and understand and agree to all of them. I agree to notify Waddell & Reed if my account(s) become ineligible of NAV status.

___________________________________     _______________________________________
Signature of Applicant                  Representative Number, if applicable
___________________________________     _______________________________________
Signature of Division Manager/ RVP or   Date
Supervisor of Home Office Personnel
___________________________________     _______________________________________
Name of Waddell & Reed Employee or      Applicant's Relationship to Employee
Representative, if applicable           or Representative

[Home Office Use Only]
Fiduciary Trust Company of New
Hampshire accepts appointment as
Custodian in accordance with the Custody
Agreement:
By: _________________________________________
    Fiduciary Trust Company Authorized Signature
    [OSJ:               ]

CUF0025(11/93)